Exhibit A:

The securities reported as beneficially owned by Mr. Katzman include:
(a)
1,263,197 shares held of record by Gazit-Globe, Ltd. ("Gazit-Globe"), which is a member of a "group" with Mr. Katzman for purposes of Section 13(d) of the Exchange Act (including 12,055 shares received under the issuer’s Dividend Reinvestment and Stock Purchase Plan).

(b)
5,386,857 shares held of record by Ficus, Inc. ("Ficus"), which is a member of a "group" with Mr. Katzman for purposes of Section 13(d) of the Exchange Act. Ficus is a wholly-owned subsidiary of First Capital Realty Inc. ("First Capital"), an Ontario corporation, and is indirectly controlled by Gazit-Globe. Mr. Katzman is the President of Ficus and Chairman of the Board of First Capital and Gazit-Globe.

(c)
7,954,013 shares held of record by Silver Maple (2001), Inc. ("Silver Maple"), which is a member of a "group" with Mr. Katzman for purposes of Section 13(d) of the Exchange Act. Silver Maple is a wholly-owned subsidiary of First Capital and is indirectly controlled by Gazit-Globe. Mr. Katzman is the President of Silver Maple and Chairman of the Board of First Capital and Gazit-Globe (including 100,891 shares received under the issuer’s Dividend Reinvestment and Stock Purchase Plan).

(d)
6,118,645 shares held of record by MGN (USA) Inc. (“MGN (USA)”), a wholly-owned subsidiary of Gazit-Globe and a member of a "group" with Mr. Katzman for purposes of Section 13(d) of the Exchange Act (including 46,417 shares received under the issuer’s Dividend Reinvestment and Stock Purchase Plan).

(e)	5,283,829 shares held of record by MGN America, Inc., a wholly-owned subsidiary of MGN (USA) and a member of a "group" with Mr. Katzman for purposes of Section 13(d) of the Exchange Act.

(f)
4,444,424 shares of record held by Gazit (1995), Inc. (“Gazit 1995”), a wholly-owned subsidiary of MGN (USA) and a member of a "group" with Mr. Katzman for purposes of Section 13(d) of the Exchange Act (including 45,539 shares received under the issuer’s Dividend Reinvestment and Stock Purchase Plan).

(g)	54,635 shares held of record by Mr. Katzman’s wife directly and as custodian for their daughters (including 1081 of the shares reported herein).

(h)	387,462 other shares held directly and indirectly by Mr. Katzman (including 1002 of the shares reported herein).